PROXY

                              OMNIPOINT CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Douglas G. Smith and Harry Plonskier, with power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote, as designated below all the shares of common stock of Omnipoint Corporation held of record in the name of the undersigned as of January 17, 2000, with all powers that the undersigned would possess if present at the Special Meeting of Shareholders to be held on Thursday, February 24, 2000, at 11:00 a.m., local time, at Piper Marbury Rudnick & Wolfe LLP, 1200 Nineteenth Street, N.W., Washington, D.C. and at any adjournment or adjournments thereof, upon the following matters:

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

                              FOLD AND DETACH HERE

                                                             Please mark
                                                             your votes as   /X/
                                                             indicated in
                                                             this example.


1. Proposal to adopt, and approve the transactions contemplated by, the                     FOR     AGAINST     ABSTAIN
   Agreement and Plan of Reorganization, whereby Omnipoint Corporation will                 / /       / /         / /
   become a wholly-owned subsidiary of VoiceStream Wireless Holding Corporation, and Omnipoint Corporation stockholders will receive common stock of
   VoiceStream Wireless Holding Corporation and/or cash. A copy of the Agreement and Plan of Reorganization is attached as Annex A to the joint proxy statement-
   prospectus for the Special Meeting.

2. In accordance with their discretion, upon all other matters that may properly            FOR     AGAINST     ABSTAIN
   come before the Special Meeting or any adjournment thereof.                              / /       / /         / /


This proxy will be voted as specified by the shareholder, but if no choice is specified, this proxy will, if signed, be voted FOR approval of the Agreement and Plan of Reorganization.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE.

Signature(s)___________________________________________ Dated:___________, 2000

IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.



                              FOLD AND DETACH HERE